Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of Snap Interactive, Inc. on Form S-8 (File No. 333-211898), Form S-8 (File No. 333-174456), and Form S-1 (File No. 333-172202) of our report dated December 19, 2016 with respect to our audits of the consolidated financial statements of A.V.M. Software, Inc. and Subsidiaries as of December 31, 2015 and 2014 and for the years then ended, which report appears in an exhibit to this Amendment No. 1 to Form 8-K.

/s/ Marcum llp

Marcum llp

New York, NY

December 19, 2016